TITANIUM METALS CORPORATION AGREES TO BE ACQUIRED

BY PRECISION CASTPARTS CORP. FOR $16.50 PER SHARE IN CASH

Precision Castparts to commence all-cash tender offer

Transaction expected to be completed in December of 2012

DALLAS, TEXAS . . . November 9, 2012 . . . Titanium Metals Corporation (“TIMET”) (NYSE: TIE) today announced that it has entered into a definitive merger agreement under which Precision Castparts Corp. (“PCC”) (NYSE: PCP), has agreed to acquire all of the common stock of TIMET for $16.50 per share in cash. The total equity value of the transaction is approximately $2.9 billion. The cash consideration represents a premium of 36% over the 30-day average of TIMET shares and a 44% premium to the closing price of TIMET shares on November 8, 2012.

Under the terms of the merger agreement, PCC will commence by November 20, 2012 an all-cash tender offer to acquire 100 percent of the outstanding common stock of TIMET for $16.50 per TIMET share, net to the tendering holder in cash. PCC will acquire any TIMET shares that are not purchased in the tender offer in a second-step merger, at the same price per share paid in the tender offer. Completion of the tender offer will be subject to certain customary conditions, including tender of the majority of the outstanding shares of TIMET common stock not owned by TIMET’s principal stockholders, Contran Corporation (“Contran”) and its affiliates, who in the aggregate own approximately 54% of the outstanding shares of TIMET common stock, and the receipt of anti-trust approvals in the United States and the EU.  The tender offer is expected to be completed in December 2012, subject to fulfillment of the conditions.  Contran and certain of its affiliates, who collectively hold 45% of the outstanding shares of TIMET common stock, have committed to tender their shares in the tender offer.  There can be no assurance that the tender offer will be completed, or if completed, that it will be completed in December 2012.

The merger agreement has been approved by the PCC Board of Directors. TIMET's board of directors established a special committee consisting of independent members of the board which, with the assistance of their legal and financial advisors, evaluated, negotiated, and determined that the merger agreement and the tender offer were advisable, fair and in the best interest of TIMET and its stockholders (other than Contran and its affiliates). The TIMET board of directors approved the merger agreement, following the recommendation of the special committee.

The merger agreement includes a "go shop" provision whereby the special committee of the TIMET board of directors, with the assistance of its independent advisors, will actively solicit superior acquisition proposals from third parties for 45 days following the signing of the merger agreement. TIMET does not intend to disclose developments with respect to this solicitation process unless and until the special committee has made a decision with respect to the alternative proposals, if any, it receives. No assurances can be given that the solicitation of superior proposals will result in an alternative transaction.

Morgan Stanley & Co. LLC is acting as financial advisor to the special committee of TIMET’s board of directors, and Weil, Gotshal & Manges LLP is acting as the special committee’s legal advisor.

Important Additional Information Will Be Filed with the SEC

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of TIMET.  The tender offer described in this document has not yet commenced. At the time the tender offer is commenced, PCC will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to TIMET’s stockholders a Tender Offer Statement on Schedule TO and TIMET will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PCC, TIMET, THE TRANSACTION AND OTHER RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ EACH OF THESE DOCUMENTS CAREFULLY WHEN THEY ARE AVAILABLE.

Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by PCC and TIMET through the web site maintained by the SEC at www.sec.gov once such documents are filed with the SEC. A copy of the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) may be obtained free of charge from TIMET’s website at www.timet.com or by directing a request to the corporate secretary of TIMET at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. In addition, a copy of the Tender Offer Statement, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge from PCC’s website at www.precast.com or by directing a request to the corporate secretary of PCC at 4650 SW Macadam Avenue, Suite 400, Portland, Oregon, 97239.

Forward-Looking Statements

The statements contained in this release that are not historical fact are forward-looking statements that represent TIMET management’s beliefs and assumptions based on currently available information.  Forward-looking statements can generally be identified by the use of words such as “believes,” “intends,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects” or comparable terminology or by discussions of strategies or trends.  Although TIMET believes that the expectations reflected in such forward-looking statements are reasonable, it does not know if these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results.  Actual future results could differ materially from those described in such forward-looking statements, and TIMET disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release, including risks and uncertainties in those portions referenced above and those described from time to time in our other filings with the SEC which include, but are not limited to:

•	the cyclicality of the commercial aerospace industry;
•	the performance of TIMET’s customers, TIMET’s vendors and TIMET under long-term agreements;
•	the existence or renewal of certain long-term agreements;
•	the difficulty in forecasting demand for titanium products;
•	global economic, financial and political conditions;
•	global productive capacity for titanium;
•	changes in product pricing and costs;
•	the impact of long-term contracts with vendors on TIMET’s ability to reduce or increase supply;
•	the possibility of labor disruptions;
•	fluctuations in currency exchange rates;
•	fluctuations in the market price of marketable securities;
•	uncertainties associated with new product or new market development;
•	the availability of raw materials and services;
•	changes in raw material prices and other operating costs (including energy costs);
•	possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts;
•	possible disruption of business or increases in the cost of doing business resulting from natural disasters or other accidents impacting TIMET, TIMET’s customers or TIMET’s vendors;
•	competitive products and strategies; and
•	other risks and uncertainties.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.

About Titanium Metals Corporation

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

About Precision Castparts Corp.

Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is the market leader in manufacturing large, complex structural investment castings, airfoil castings, forged components, aerostructures and highly engineered, critical fasteners for aerospace applications.  In addition, the Company is the leading producer of airfoil castings for the industrial gas turbine market.  PCC manufactures extruded seamless pipe, fittings, forgings, and clad products for power generation and oil & gas applications; commercial and military airframe aerostructures; and metal alloys and other materials to the casting and forging industries.